As filed with the Securities and Exchange Commission on November 15, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SVB Financial Group

(Exact name of Registrant as specified in its charter)

Delaware	91-1962278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3003 Tasman Drive

Santa Clara, California 95054-1191

(408) 654-7400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Greg W. Becker

President and Chief Executive Officer

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

(408) 654-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies of communications to:

Jared M. Fishman

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☒	Large accelerated filer	☐ Accelerated filer

☐	Non-accelerated filer	☐ Smaller reporting company

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior debt securities	(2)	(2)	(2)	(2)(5)
Subordinated debt securities
Common stock, par value $.001 per share
Preferred stock, par value $.001 per share
Depositary shares (3)
Warrants
Units (4)
Stock purchase contracts

(1)

The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)

In the event that we elect to offer fractional interests in shares of Preferred Stock, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

(4)

Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(5)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee subject to the conditions set forth in such rules.

PROSPECTUS

SVB FINANCIAL GROUP

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

Stock Purchase Contracts

The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities and offerings in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus, along with any documents incorporated by reference, carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on The Nasdaq Global Select Market and trades under the ticker symbol “SIVB”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Unless the context requires otherwise, references to “we,” “us,” “our,” “SVB” or similar terms are to SVB Financial Group and its subsidiaries.

Investing in the securities involves certain risks. See “Risk Factors ” beginning on page 7 of this prospectus, our most recent annual report on Form 10-K and in any similar section contained in or incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us.

THE SECURITIES THAT MAY BE ISSUED AND SOLD PURSUANT TO THIS PROSPECTUS WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE DEBT SECURITIES THAT MAY BE ISSUED UNDER THIS PROSPECTUS WILL NOT BE NOT BANK DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated November 15, 2019

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings. The debt securities, preferred stock, warrants, units, and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities. This prospectus provides you with a general description of the securities we or any selling security holders to be named in a prospectus supplement may offer.

Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered and sold. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus, you should rely on the applicable prospectus supplement and any related free writing prospectus. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.svb.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document for a more complete description of the relevant matters. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed (other than information in such additional documents that are deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2018;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

•

Current Reports on Form 8-K filed on January 4, 2019, January 10, 2019, February  20, 2019, March  29, 2019, April  29, 2019, September  3, 2019 (as amended by the Form 8-K/A filed on September  5, 2019), September  12, 2019, and October 24, 2019 (only with respect to Item 8.01);

•

Information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed March 11, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on April 23, 1987 with the SEC, including any amendment or report filed for the purposes of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

SVB Financial Group

Investor Relations

3003 Tasman Drive

Santa Clara, California 95054

(408) 654-7400

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Broadly speaking, forward-looking statements include, but are not limited to, the following:

•	Descriptions of our strategic initiatives, plans or objectives for future operations, including pending sales or acquisitions;

•	Forecasts of private equity/venture capital funding and investment levels;

•	Forecasts of future interest rates, economic performance, and income from investments;

•	Forecasts of expected levels of provisions for loan losses, nonperforming loans, loan growth and client funds; and

•	Descriptions of assumptions underlying or relating to any of the foregoing.

You can identify these and other forward-looking statements by the use of words such as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “assume,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. Forward-looking statements are neither historical facts nor assurances of future performance. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may prove to be incorrect. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others:

•	Market and economic conditions, including the interest rate environment, and the associated impact on us;

•	The credit profile and credit quality of our loan portfolio and volatility of our levels of nonperforming assets and charge-offs;

•	The adequacy of our allowance for loan losses and the need to make provisions for loan losses for any period;

•	The borrowing needs of our clients;

•	The sufficiency of our capital and liquidity positions;

•	The levels of loans, deposits and client investment fund balances;

•

The performance of our portfolio investments; the general condition of the public and private equity and mergers and acquisitions markets and their impact on our investments, including equity warrant assets, venture capital and private equity funds and direct equity investments;

•	Our overall investment plans and strategies; the realization, timing, valuation and performance of our equity or other investments;

•	The levels of public offerings, mergers and acquisitions and venture capital investment activity of our clients that may impact the borrowing needs of our clients;

•	The occurrence of fraudulent activity, including breaches of our information security or cyber security-related incidents;

•	Business disruptions and interruptions due to natural disasters and other external events;

•	The impact on our reputation and business from our interactions with business partners, counterparties, service providers and other third parties;

•	Expansion of our business internationally, and the impact of international market and economic events on us;

•

The impact of governmental policy, legal requirements and regulations, including the Economic Growth, Regulatory Relief and Consumer Protection Act and the Dodd-Frank Act, promulgated by the Federal Reserve and other regulatory requirements;

•	The impact of lawsuits and claims, as well as legal or regulatory proceedings;

•	The impact of changes in accounting standards and tax laws;

•	The levels of equity capital available to our client or portfolio companies;

•	The effectiveness of our risk management framework and quantitative models;

•

Our ability to maintain or increase our market share, including through successfully implementing our business strategy and undertaking new business initiatives, including through the integration of SVB Leerink; and

•

Such other factors discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement

We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this filing are made only as of the date of this filing. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein, except as required by law.

THE COMPANY

SVB Financial Group (“SVB Financial”) is a diversified financial services company, as well as a bank holding company and a financial holding company. SVB Financial was incorporated in the state of Delaware in March 1999. Through our various subsidiaries and divisions, we offer a diverse set of banking and financial products and services to clients across the United States, as well as in key international innovation markets. For more than 35 years, we have been dedicated to helping support entrepreneurs and clients of all sizes and stages throughout their life cycles, primarily in the technology, life science/healthcare, private equity/venture capital and premium wine industries.

We offer commercial and private banking products and services through our principal subsidiary, Silicon Valley Bank (the “Bank”), which is a California state-chartered bank founded in 1983 and a member of the Federal Reserve System. The Bank and its subsidiaries also offer asset management, private wealth management and other investment services. In addition, through SVB Financial’s other subsidiaries and divisions, we offer investment banking services and non-banking products and services, such as funds management, M&A advisory services, venture capital and private equity investment. In addition, we focus on cultivating strong relationships with firms within the private equity and venture capital community worldwide, many of which are also our clients and may invest in our corporate clients.

As of September 30, 2019, on a consolidated basis, we had total assets of $68.2 billion, total investment securities of $28.4 billion, total loans, net of unearned income, of $31.1 billion, total deposits of $59.5 billion and total SVB Financial stockholders’ equity of $5.9 billion.

Headquartered in Santa Clara, CA, we operate in key innovation markets in the United States and around the world. Our corporate office is located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number is (408) 654-7400.

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. See “Special Note on Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of SVB Financial. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The senior debt securities will be issued pursuant to a senior debt indenture, dated September 20, 2010 (as amended or supplemented from time to time), between us and U.S. Bank National Association, as senior debt trustee, or pursuant to one or more separate senior indentures between us and a designated trustee. The subordinated debt securities will be issued pursuant to one or more separate subordinated indentures between us and a designated trustee. We will include in the prospectus supplement relating to any series of senior or subordinated debt securities being offered the specific terms of such series, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Common Stock

General

The following description of our capital stock is based upon our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and applicable provisions of law. We have summarized certain portions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws below. The summary is not complete and is qualified by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

We have 150,000,000 shares of authorized common stock, $0.001 par value per share, of which 51,555,831 shares were outstanding as of September 30, 2019.

Subject to the prior rights of holders of any other class or series of preferred stock outstanding having prior rights as to dividends, holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors (or a committee thereof) has provided, or may provide in the future, with respect to any class or series of preferred stock that the board of directors (or a committee thereof) may hereafter authorize. Shares of our common stock are not redeemable or subject to sinking fund provisions, and have no subscription, conversion or preemptive rights. Our stockholders do not have cumulative voting rights in the election of directors. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future. See “—Preferred Stock.”

Our common stock is listed on the Nasdaq Global Select Market.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Before acquiring control of a California state-chartered bank or its parent company, a person or entity must obtain the prior approval of the California Department of Business Oversight under the California Banking Law. “Control” means the power to vote 25% or more of the outstanding voting securities or the power to direct the management and policies of a bank or parent company. In addition, direct or indirect ownership, control or power to vote 10% or more of the outstanding voting securities of the bank or parent company is presumed to constitute control of the bank or parent company unless the acquiring person provides the California Department of Business Oversight with sufficient information to rebut this presumption.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.001 par value, in one or more series, with such designations and such relative voting, dividends, liquidation, conversion and other rights, preferences and limitations as fixed by our board of directors (or a committee thereof). The authorized but unissued shares of preferred stock may be issued pursuant to resolution by our board of directors (or a committee thereof) without the vote of holders of our common stock or other outstanding capital stock, subject to certain limitations imposed by law or our Amended and Restated Bylaws.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a prospectus supplement. Any preferred stock may be issued under a certificate of designations relating to a series of preferred stock and is also subject to our Amended and Restated Certificate of Incorporation.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be specified in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include, as applicable, dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The applicable prospectus supplement will identify the depositary, describe the specific terms of any depositary shares and the material terms of the related deposit agreement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each stock purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the property otherwise deliverable or, in the case of stock purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract.

The stock purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid stock purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more stock purchase contracts, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities. The terms of any units to be issued will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling securityholders may offer and sell these securities directly to or through one or more underwriters, dealers and agents, directly to purchasers, in competitively bid transactions or through a combination of any of these methods of sale, on an immediate, continuous or delayed basis.

We or the selling securityholders will identify any underwriters, dealers or agents and describe their compensation in connection with the sale of offered securities in the applicable prospectus supplement, pricing supplement or term sheet.

We or the selling securityholders, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us, the selling securityholders or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We or the selling securityholders may indemnify the underwriters and agents against, and may contribute toward, certain liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by Sullivan & Cromwell LLP. Certain legal matters may be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of SVB Financial Group as of December 31, 2018 and 2017, and each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by SVB Financial Group.

	Amount to be paid
SEC registration fee		$(1)(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Printing fees		(2)
Transfer agent, trustee, warrant agent and depositary fees and expenses		(2)
Blue sky fees and expenses		(2)
Rating agency fees		(2)
Listing fees and expenses		(2)
Miscellaneous		(2)
Total		$(2)

(1)	To be determined. The Registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII, Sections 1 and 2 of our Amended and Restated Bylaws provide for indemnification of each officer, director, employee and agent of SVB to the fullest extent permitted by the DGCL.

Additionally, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of SVB’s Amended and Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of its directors and officers, as well as other employees and individuals against any liability asserted against or incurred by such person in connection with or arising out of such person’s capacity with the corporation, regardless whether the corporation could permissibly indemnify any such person against such liability. Article VIII Section 3 of SVB’s By-laws permits SVB to provide liability insurance for its directors and officers providing for coverage against loss from claims made against directors and officers in their capacity as such, including in certain instances when SVB could not itself indemnify the directors and officers. SVB has purchased this insurance for its directors and officers.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements provide our directors and executive officers with additional protection regarding the scope of the indemnification set forth in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Item 16.	Exhibits

Exhibit No.	Description of Exhibit

1.1	Form of underwriting agreement for senior debt securities.*

1.2	Form of underwriting agreement for subordinated debt securities.*

1.3	Form of underwriting agreement for common stock.*

1.4	Form of underwriting agreement for preferred stock.*

1.5	Form of underwriting agreement for depositary shares.*

1.6	Form of underwriting agreement for warrants.*

1.7	Form of underwriting agreement for units.*

1.8	Form of underwriting agreement for stock purchase contracts.*

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2019).

4.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed on February 20, 2019).

4.3	Indenture for senior debt securities, dated September 20, 2010 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 20, 2010).

4.4	Form of senior debt security.*

4.5	Form of subordinated debt security.*

4.6	Form of preferred stock designations.*

4.7	Form of deposit agreement.*

4.8	Form of depository receipt.*

4.9	Form of warrant agreement.*

4.10	Form of unit agreement, including the form of unit certificate.*

4.11	Form of stock purchase contract agreement, including the form of security certificate.*

5.1	Opinion of Sullivan & Cromwell LLP as to the legality of the senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, units, and stock purchase contracts to be issued by SVB Financial Group.**

Exhibit No.	Description of Exhibit

8.1	Opinion of Sullivan & Cromwell LLP regarding certain tax consequences.*

23.1	Consent of KPMG LLP.**

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).**

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).*

24.1	Power of Attorney.**

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of U.S. Bank National Association, as Trustee for the senior debt securities under the Senior Indenture.**

*	To be filed by amendment or as an exhibit to a current or periodic report we file.
**	Filed herewith.

Item 17.	Undertakings

The	undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B,

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the Registrant is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(7)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(10)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 15, 2019.

SVB FINANCIAL GROUP

By:	/s/ Greg W. Becker
Name: Greg W. Becker
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 15, 2019.

Signature	Title

/s/ Greg W. Becker Greg W. Becker	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Daniel J. Beck Daniel J. Beck	Chief Financial Officer (Principal Financial Officer)

/s/ Karen Hon Karen Hon	Interim Chief Accounting Officer (Principal Accounting Officer)

* Roger F. Dunbar	Chairman of the Board of Directors, Director

* Eric A. Benhamou	Director

* John S. Clendening	Director

* Joel P. Friedman	Director

* Kimberly A. Jabal	Director

* Jeffrey N. Maggioncalda	Director

Signature	Title

* Kay Matthews	Director

* Mary J. Miller	Director

* Kate D. Mitchell	Director

* John F. Robinson	Director

* Garen K. Staglin	Director

*

Greg W. Becker, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to the power of attorney duly executed by such persons, which has been filed as an exhibit to this registration statement.

By:	/s/ Greg W. Becker
Name: Greg W. Becker
Title: Attorney in Fact